                                                                  EXHIBIT 10.53

                          Transworld Healthcare, Inc.
                              75 Terminal Avenue
                            Clark, New Jersey 07066


                                                           July 7, 1997


Health Management, Inc.
1371-A Abbott Court
Buffalo Grove, Illinois 60089

Ladies and Gentlemen:

     Reference is made to the Agreement and Plan of Merger, dated as of November 13, 1996, as amended by letter agreements, dated November 27, 1996, December 12, 1996, December 23, 1996, January 10, 1997, January 13,
1997, March 26, 1997 and June 12, 1997, among Transworld HealthCare, Inc. ("Transworld"), IMH Acquisition Corp. ("Newco"), and Health Management, Inc. (as amended, the "Merger Agreement").

     The parties hereto agree to clarify the Merger Agreement as follows:

     1. Section 1.4 of the Merger Agreement is hereby amended to read in its entirety as follows:

     "At the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended and restated to read identically to Articles First through Fourth and Articles Sixth through Tenth (renumbered Fifth through Ninth) of the Certificate of Incorporation of Newco, except that the name of the Surviving Corporation shall continue to be "Health Management, Inc." At the Effective Time, the By-Laws of Newco shall be the By-Laws of the Surviving Corporation."

     Except to the extent amended hereby, the Merger Agreement shall remain in full force and effect and nothing herein shall affect, or be deemed to be a waiver of, the other terms and provisions of the Merger Agreement.

     The effectiveness of this amendment shall be subject, at the option of Transworld and Newco, to the receipt by Transworld of the written consent to this amendment by the lenders (the "Banks") party to the Credit Agreement, dated as of July 31, 1996, as amended, among Transworld, the Banks and Bankers Trust Company, as agent. If the written consent of the Banks has not been obtained on or prior to July 31, 1997, then at any time thereafter Transworld may, in its sole discretion, terminate this amendment (in which case this amendment shall be null and void ab initio).

Health Management, Inc.
July 7, 1997
Page 2


     If this letter correctly sets forth our understanding with respect to the foregoing matters, kindly execute and return the enclosed copy of this letter to evidence our binding agreement.

                                             Very truly yours,

                                             TRANSWORLD HEALTHCARE, INC.

                                             By  /s/ Robert W. Fine
                                                 -----------------------
                                                 Name:  Robert W. Fine
                                                 Title: President

                                             IMH ACQUISITION CORP.


                                             By  /s/ Robert W. Fine
                                                 -----------------------
                                                 Name:  Robert W. Fine
                                                 Title: President


AGREED TO:

HEALTH MANAGEMENT, INC.

By  /s/ Wm. James Nicol
    -------------------------
    Name:  Wm. James Nicol
    Title: President and Chief
           Executive Officer